EXHIBIT 7.2

                          STOCK COMPENSATION AGREEMENT




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                          STOCK COMPENSATION AGREEMENT


     For and in consideration of mutual benefits, detriments, and promises, the adequacy of which is hereby acknowledged, the parties hereto, JNS Marketing, Inc. ("JNS"), Walter Galdenzi ("WG"), and Jarrold R. Bachman ("JB"), Business Exchange Holding Corp. ("BEHC"), and Hometown Investments, Inc. ("HIC") hereby covenant and agree as follows:

         1. JB, BEHC, and HIC have provided valuable services and assistance in arranging a change of control of JNS Marketing, Inc. and negotiating the acquisition of JNS and consulting in structuring and closing the transaction and seeking acquisition candidates.

         2. JNS and Walter Galdenzi agree that within 10 days after closing, they shall cause to be Registered on Form S-8 and issued to JB, BEHC, and HIC a total of 150,000 shares of common stock, fully paid and nonassessable, of JNS for and in consideration of the services rendered in share amounts as may be agreed by the parties by addendum hereto. Such services do not include any capital raising nor promotional services of any type.

         3. In the event it is necessary to commence legal action to enforce this Agreement, then the prevailing party shall be entitled to an award of legal fees and costs.

         4. Venue and jurisdiction shall be in Denver County District Court, State of Colorado.

         5. Any amendment to this Agreement must be in writing and signed by all parties to be effective.

         Dated:  ________________

JNS Marketing, Inc.                         Business Exchange Holding Corp.



By:  ______________________                 By: ___________________________


__________________________                  Hometown Investments, Inc.
Jarrold R. Bachman


__________________________                  By: ____________________________
Walter Galdenzi